Exhibit 99.1
FOR IMMEDIATE RELEASE

QUALCOMM Contact:
Bill Davidson
Vice President, Investor Relations
1-(858) 658-4813 (ph) 1-(858) 651-9303 (fax)
e-mail: ir@qualcomm.com
QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results
Fiscal 2005 Revenues $5.67 Billion, EPS $1.26
Pro Forma Fiscal 2005 Revenues $5.67 Billion, EPS $1.16
Record Fiscal Year Revenues, EPS and Operating Cash Flows
SAN DIEGO — November 2, 2005 — QUALCOMM Incorporated (NASDAQ: QCOM) today announced results for its fourth quarter and fiscal 2005 year ended September 25, 2005.
Total QUALCOMM Results1:
Fourth Quarter
•	Revenues: $1.56 billion, up 40 percent year-over-year and 15 percent sequentially.

•	Net income: $538 million, up 37 percent year-over-year and down 4 percent sequentially.

•	Diluted earnings per share: $0.32, up 39 percent year-over-year and down 3 percent sequentially.

•	Effective tax rate: 32 percent.

•	Operating cash flow: $945 million, up 23 percent year-over year; 61 percent of revenue.

(Defined as net cash provided by operating activities.)

•	Return of capital to stockholders: paid $147 million, or $0.09 per share, in cash dividends, up 29 percent year-over-year.
Fiscal 2005
•	Revenues: $5.67 billion, up 16 percent year-over-year.

•	Net income: $2.14 billion, up 25 percent year-over-year.

•	Diluted earnings per share: $1.26, up 22 percent year-over-year.

•	Effective tax rate: 24 percent.

[1]	The New Method of recording royalties is based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. The Company adopted this New Method during the fourth quarter of fiscal 2004 on a prospective basis. Under the Prior Method of recording royalties, the Company recorded an estimate of earned royalties in the quarter preceding its receipt of licensee reports. As a result of the change, GAAP results for the fourth quarter of fiscal 2004 reflect only partial economic performance of the Company’s licensing business as royalty revenue that would have been recognized in the fourth quarter of fiscal 2004 was recognized in the first quarter of fiscal 2005. Results under the New Method are presented herein under pro forma results to assist investors with evaluating financial performance on a comparable basis.
-more-

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 2 of 22
•	Operating cash flow: $2.69 billion, up 8 percent year-over-year; 47 percent of revenue.

•	Return of capital to stockholders: $1.48 billion; this includes $524 million of cash dividends, or $0.32 per share, and $953 million to repurchase 27.1 million shares of our common stock.
Pro Forma Defined
Pro forma results exclude the QUALCOMM Strategic Initiatives (QSI) segment for all periods presented, and one-time tax benefits related to fiscal 2004 that were recorded in the second and third quarters of fiscal 2005. Pro forma results for fiscal 2004 are presented as if the “New Method”1 of recording royalties had been in use throughout that year.
QUALCOMM Pro Forma Results:
Fourth Quarter
•	Revenues: $1.56 billion, up 14 percent year-over-year and 15 percent sequentially.

•	Net income: $543 million, up 9 percent year-over-year and 17 percent sequentially.

•	Diluted earnings per share: $0.32, up 7 percent year-over-year and 14 percent sequentially.

•	Effective tax rate: 33 percent.

•	Free cash flow: $838 million, up 31 percent year-over-year; 54 percent of revenue. (Defined as net cash provided by operating activities less capital expenditures.)
Fiscal 2005
•	Revenues: $5.67 billion, up 13 percent year-over-year.

•	Net income: $1.97 billion, up 9 percent year-over-year.

•	Diluted earnings per share: $1.16, up 8 percent year-over-year, excludes $0.06 per share attributable to the QSI segment and $0.04 per share attributable to the one-time tax benefits recorded in the second and third quarters of fiscal 2005.

•	Effective tax rate: 30 percent.

•	Free cash flow: $2.24 billion, up 4 percent year-over-year; 39 percent of revenue.
Detailed reconciliations between total QUALCOMM results and QUALCOMM pro forma results and cash flows are included at the end of this news release. Prior period reconciliations are presented on our Investor Relations web page at www.qualcomm.com.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 3 of 22
“Our record financial results reflect the accelerating migration to CDMA throughout the world,” said Dr. Paul E. Jacobs, chief executive officer of QUALCOMM. “As of September 2005, there were approximately 159 operators offering third generation services in 71 countries with over 200 million subscribers.”
“We aggressively increased our R&D investment in fiscal 2005. QUALCOMM consistently leads the market with innovative wireless solutions benefiting suppliers, operators and consumers. A significant result is that QUALCOMM’s WCDMA/HSDPA solutions have been selected by more than 30 handset manufacturers around the world and a number of very exciting wireless devices based on our chipsets will be introduced by the end of this year. In addition, our CDMA2000 1xEV-DO solutions power more than 120 commercially available devices around the world, as existing networks are expanded and new networks are launched. Our pioneering work in DO has been adapted to create HSDPA, and QUALCOMM is recognized as a leading innovator in both of these technologies. The multimedia capabilities of our Launchpad suite of software and our BREW applications platform have seen tremendous uptake over the past year as operators have increasingly focused on data as a source for new revenue streams. We recently demonstrated MediaFLO working over-the-air and we remain optimistic about a significant commercial launch next year. The technical superiority of our MediaFLO technology will enable the delivery of high quality video to the mass market.”
“Looking forward, we anticipate 2006 to be yet another strong growth year with new CDMA handset shipments growing approximately 30% year-over-year. The wireless market continues to evolve at a rapid pace and QUALCOMM will continue increasing R&D investments in fiscal 2006 to capture the many opportunities ahead and maintain or extend our leadership position in the market.”
Cash and Marketable Securities
QUALCOMM’s cash, cash equivalents and marketable securities totaled approximately $8.7 billion at the end of fiscal 2005, compared to $7.9 billion on June 26, 2005 and $7.6 billion on September 26, 2004. In the fourth quarter of fiscal 2005, the Company recognized approximately $43 million of investment income related to put options sold in connection with our stock repurchase program

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 4 of 22
which, if exercised, will require us to repurchase an additional 11.5 million shares for $411 million. During the fourth quarter of fiscal 2005, we made the decision to repatriate approximately $0.5 billion of qualifying foreign earnings under the American Jobs Creation Act of 2004.
Research and Development
Research and development (R&D) expenses were $271 million in the fourth fiscal quarter and $1.0 billion in fiscal 2005, up 30 and 40 percent year-over-year, respectively. Increases in R&D are primarily due to additional engineering resources for the development of integrated circuit products and other initiatives to support lower-cost phones, multimedia applications, high-speed wireless Internet access and multimode, multiband, multinetwork products and technologies, including CDMA2000 1xEV-DO, WCDMA, HSDPA, GSM/GPRS/EDGE and OFDMA, and the development of our FLO (Forward Link Only) technology, MediaFLO Media Distribution System (MDS) and iMoD display products. R&D expenses included $16 million in the fourth quarter and $49 million in fiscal 2005 attributable to the QUALCOMM Strategic Initiatives (QSI) segment for MediaFLO USA, as compared to $8 million in the prior year quarter and $25 million in fiscal 2004.
Selling, General and Administrative
Selling, general and administrative (SG&A) expenses were $178 million in the fourth fiscal quarter and $631 million in fiscal 2005, up 29 and 15 percent year-over-year, respectively. Increases in fourth quarter and fiscal 2005 SG&A expenses compared to the fourth quarter of fiscal 2004 are largely attributable to increases in legal and patent related expenses, headcount growth and the offsetting effect of other income in the prior year periods that reduced SG&A expenses. SG&A expenses included $10 million of expenses in the fourth quarter and $20 million of expenses in fiscal 2005 attributable to the QSI segment, as compared to $3 million of income in the prior year quarter and $4 million of income in fiscal 2004.
Effective Income Tax Rate
Our fiscal 2005 effective income tax rate for total QUALCOMM is 24 percent, compared to our previous estimate of approximately 22 percent. Our fiscal 2005 pro forma effective tax rate is 30 percent, compared to our previous estimate of 28 percent. The increase in our annual effective tax rates as compared to our previous estimates for total QUALCOMM and QUALCOMM pro forma is primarily the result of $35 million additional tax expense related to our decision to repatriate on a

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 5 of 22
one-time basis approximately $0.5 billion of qualifying foreign earnings in the fourth quarter of fiscal 2005. With this additional tax expense, the rates for the fourth quarter of fiscal 2005 are 32% for total QUALCOMM and 33% for QUALCOMM pro forma.
QUALCOMM Strategic Initiatives
The QSI segment includes our strategic investments and related income and expenses. The fourth quarter of fiscal 2005 results consisted of $26 million of operating expenses primarily related to MediaFLO USA and $4 million in equity in losses of investees, partially offset by $3 million in realized gains on investments. Total QUALCOMM results for the fourth quarter and fiscal 2005 include break-even and $0.06 diluted earnings per share for the QSI segment, respectively, compared to $0.03 and $0.01 earnings per share in the year-ago comparable periods.
Business Outlook
The following statements are forward-looking and actual results may differ materially. Please see Note Regarding Forward-Looking Statements at the end of this news release for a description of certain risk factors and QUALCOMM’s annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of risks. Due to their nature, certain income and expense items such as realized investment gains or losses in QSI and asset impairments cannot be accurately forecast. Accordingly, the Company excludes forecasts of such items from its business outlook, and actual results may vary materially from the business outlook if the Company incurs any such income or expense items.
The following business outlook for total QUALCOMM includes the effects of the Company’s adoption of SFAS No.123R, Share-Based Payment (FAS 123R) in the first quarter of fiscal 2006, which requires the expensing of share-based payment programs. A pro forma outlook is provided consistent with the presentation of pro forma results provided elsewhere herein and excludes share-based compensation. The total QUALCOMM and QUALCOMM pro forma outlook summary is detailed herein.
Fiscal 2006 earnings per share include a decrease of approximately $0.18 per share for total QUALCOMM related to a preliminary estimate of share-based compensation expense, and a decrease of approximately $0.03 per share due to the ELATA acquisition which closed in August and the anticipated Flarion acquisition which is expected to close in the first half of fiscal 2006. The expiration of royalty-sharing obligations under two agreements, one in fiscal 2005 and the other in fiscal 2006,

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 6 of 22
will contribute to an increase in our royalty revenues in fiscal 2006 and beyond. In fiscal 2006, we expect the termination of these royalty sharing obligations to contribute approximately $290 to $310 million to our fiscal 2006 revenue and pretax earnings. We also expect a tax rate for fiscal 2006 of approximately 24 percent for total QUALCOMM and approximately 27 percent for QUALCOMM pro forma.
Our handset shipment forecast will be discussed in more detail during our fourth quarter conference call. This call is scheduled for 2:30pm (PST) on Wednesday November 2, 2005. Refer to conference call dial-in information included at the end of this press release.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 7 of 22
The following estimates are approximations and are based on the current business outlook:
Business Outlook Summary
FIRST QUARTER

Current Guidance
	Q1’05	Q1’06
	Results	Estimates
QUALCOMM Pro Forma
Revenues	$1.39B	$1.67B-$1.77B
Year-over-year change		increase 20%-27%
Diluted earnings per share (EPS)	$0.28	$0.36-$0.38
Year-over-year change		increase 29%-36%

Total QUALCOMM
Revenues	$1.39B	$1.67B-$1.77B
Year-over-year change		increase 20%-27%
Diluted earnings per share (EPS)	$0.30	$0.30-$0.32
Year-over-year change		increase 0%-7%
EPS attributable to QSI	$0.02	($0.02)
EPS attributable to share-based compensation	n/a	($0.04)

Metrics
MSM Shipments	approx. 39M	46M-48M
CDMA/WCDMA handset units shipped	approx. 40M*	51M-53M*
CDMA/WCDMA handset unit wholesale average selling price	approx. $212*	$206*
*Shipments in Sept. quarter, reported in Dec. quarter
FISCAL YEAR

		Current Guidance
	FY 2005	FY 2006
	Results	Estimates
QUALCOMM Pro Forma
Revenues	$5.67B	$6.7B-$7.1B
Year-over-year change		increase 18%-25%
Diluted earnings per share (EPS)	$1.16	$1.43-$1.47
Year-over-year change		increase 23%-27%

Total QUALCOMM
Revenues	$5.67B	$6.7B-$7.1B
Year-over-year change		increase 18%-25%
Diluted earnings per share (EPS)	$1.26	$1.19-$1.23
Year-over-year change		decrease 2%-6%
EPS attributable to QSI	$0.06	($0.06)
EPS attributable to share-based compensation	n/a	($0.18)
EPS attributable to tax benefit related to prior year	$0.04	n/a

Metrics
Fiscal year* CDMA/WCDMA handset unit wholesale average selling price	approx. $215	$210
*Shipments in Sep. to June quarters, reported in Dec. to Sep. quarters
CALENDAR YEAR handset estimates

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2005	Calendar 2005	Calendar 2006
CDMA/WCDMA handset unit shipments	Estimates	Estimates	Estimates
March quarter actuals	approx. 43M	approx. 43M	not provided
June quarter actuals	approx. 48M	approx. 48M	not provided
September quarter	not provided	51M-53M	not provided
December quarter	not provided	not provided	not provided

Calendar year range	198M-208M	200M-205M	255M-270M

	Midpoint	Midpoint	Midpoint
CDMA/WCDMA units	203M	202M	262M
CDMA units	158M	158M	176M
WCDMA units	45M	44M	86M
Sums may not equal totals due to rounding

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 8 of 22
Results of Business Segments The following tables, which present segment information, have been adjusted to reflect the 2005 segment presentation (Note 1), as well as to present QTL results for fiscal year 2004 as if the New Method of recognizing QTL revenues had been in effect for the entire year (Note 3.) GAAP equivalents and reconciliations for fiscal 2004 periods are included at the end of this news release (dollars in millions, except per share data):
Fourth Quarter — Fiscal Year 2005

				Reconciling	QUALCOMM		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	QSI	QUALCOMM
Revenues	$912	$497	$170	$(19)	$1,560	$—	$1,560
Change from prior year (New Method for QTL (3))	7%	23%	10%	N/M	14%		14%
Change from prior quarter	19%	11%	4%	N/M	15%		15%
Earnings (loss) from continuing operations before taxes	$266	$451	$21	$75	$813	$(27)	$786
Change from prior year (New Method for QTL (3))	(3%)	24%	75%	N/M	21%	N/M	15%
Change from prior quarter	43%	11%	75%	N/M	24%	N/M	15%
Net income (loss)					$543	$(5)	$538
Change from prior year (New Method for QTL (3))					9%	N/M	(2%)
Change from prior quarter					17%	N/M	(4%)
Diluted earnings per common share					$0.32	$—	$0.32
Change from prior year (New Method for QTL (3))					7%	N/M	0%
Change from prior quarter					14%	N/M	(3%)
Third Quarter — Fiscal Year 2005

				Reconciling	QUALCOMM	Tax		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	Adjustment (4)	QSI	QUALCOMM
Revenues	$766	$448	$164	$(20)	$1,358	$—	$—	$1,358
Earnings from continuing operations before taxes	186	407	12	51	656	—	30	686
Net income					465	16	79	560
Diluted earnings per common share					$0.28	$0.01	$0.05	$0.33
First Quarter — Fiscal Year 2005

				Reconciling	QUALCOMM		Total
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	QSI	QUALCOMM
Revenues	$865	$400	$159	$(34)	$1,390	$—	$1,390
Earnings from continuing operations before taxes	242	358	16	48	664	40	704
Net income					474	39	513
Diluted earnings per common share					$0.28	$0.02	$0.30
Fourth Quarter — Fiscal Year 2004

		New Method*		Reconciling	QUALCOMM
Segments	QCT (1)*	QTL (3)	QWI (1)*	Items (1)(2)*	Pro Forma (1)(3)*
Revenues	$850	$404	$155	$(38)	$1,371
Earnings from continuing operations before taxes	273	364	12	24	673
Net income					499
Diluted earnings per common share					$0.30
Twelve Months — Fiscal Year 2005

				Reconciling	QUALCOMM	Tax
Segments	QCT	QTL	QWI	Items (2)	Pro Forma	Adjustments (4)(5)	QSI	Total QUALCOMM
Revenues	$3,290	$1,839	$644	$(100)	$5,673	$—	$—	$5,673
Change from prior year (New Method for QTL (3))	6%	24%	13%	N/M	13%			13%
Earnings from continuing operations before taxes	$852	$1,663	$57	$227	$2,799	$—	$10	$2,809
Change from prior year (New Method for QTL (3))	(19%)	24%	200%	177%	12%		N/M	14%
Net income					$1,970	$71	$102	$2,143
Change from prior year (New Method for QTL (3))					9%	N/M	N/M	18%
Diluted earnings per common share					$1.16	$0.04	$0.06	$1.26
Change from prior year (New Method for QTL (3))					8%	N/M	N/M	17%
Twelve Months — Fiscal Year 2004

		New Method*		Reconciling	QUALCOMM
Segments	QCT (1)*	QTL (3)	QWI (1)*	Items (1)(2)*	Pro Forma (1)(3)*
Revenues	$3,111	$1,483	$571	$(133)	$5,031
Earnings from continuing operations before taxes	1,048	1,346	19	82	2,495
Net income					1,800
Diluted earnings per common share					$1.07

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 9 of 22

(1)	During the first quarter of fiscal 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Also during the first quarter of fiscal 2005, the Company reorganized a division in the QWI segment that develops and sells test tools into the QCT segment. Prior period segment information has been adjusted to conform to the new segment presentation.

(2)	Reconciling items related to revenues consist primarily of other non-reportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of corporate expenses not allocated to the segments for management reporting purposes, unallocated net investment income, non-reportable segment results and the elimination of intercompany profit.

(3)	QTL’s results in the fourth quarter of fiscal 2004 reflect the Company’s decision to make the prospective change to the New Method of recording royalties based solely on reports received from licensees for royalty bearing sales of equipment in the prior quarter. This change had the one-time effect of reducing royalty revenues in the fourth quarter of fiscal 2004. Results using the New Method of recording royalties are presented for prior periods to illustrate the differences between the Prior Method of recording royalties and the New Method implemented during the fourth quarter of fiscal 2004. The QTL percentage increases over the prior year quarter on a GAAP basis are as follows: Q4 Revenues, 229% increase; Q4 EBT, 306% increase; year to date revenues, 38% increase; year to date EBT, 39% increase.

(4)	During the second quarter of fiscal 2005, the Company decreased its estimate of R&D costs allocable to the Company’s foreign operations under an intercompany cost sharing agreement. Due to this change in estimate, the effective tax rate in the second quarter for total QUALCOMM includes a $55 million benefit, or $0.03 diluted earnings per share, related to fiscal 2004 and a $17 million benefit, or $0.01 diluted earnings per share, related to the first quarter of fiscal 2005. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.

(5)	During the third quarter of fiscal 2005, the Company made an election to compute its California tax on the basis of its U.S. operations only, which resulted in a $38 million tax benefit. Our effective tax rate in the third quarter of fiscal 2005 for total QUALCOMM excluding QSI includes a $16 million tax benefit, or $0.01 diluted earnings per share, for this California tax election related to fiscal 2004. For fiscal 2005 pro forma presentation, results have been adjusted to exclude the tax benefit attributable to fiscal 2004.
*    As adjusted as described in the notes above.
N/M — Not Meaningful
Sums may not equal totals due to rounding.
Business Segment Information
QUALCOMM CDMA Technologies (QCT)
•	QCT shipped approximately 40 million MSM chips to customers worldwide during the fourth quarter of fiscal 2005, compared to approximately 39 million units in the same quarter of fiscal 2004 and approximately 36 million units in the third quarter of fiscal 2005. A record quantity for any single quarter, the year’s cumulative total is also a record with 151 million MSM chips shipped.

•	QCT announced its second billion chips shipped since the Company’s first CDMA solution shipped in 1996. The second billion follow only two years after the first billion were shipped over a period of 8 years from 1996 to 2003.

•	QCT’s CDMA2000 and WCDMA products continue to gain traction worldwide. The highly-integrated, multimedia-rich MSM6500 and MSM6550 solutions for 1xEV-DO networks power more than 120 handset models around the world, and more than 30 wireless device manufacturers have selected QCT’s WCDMA/HSDPA chipsets for more than 110 models that are either in design or commercially available.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 10 of 22
•	QCT’s power management portfolio expands to strengthen offerings for all market segments. The PM6620 provides a cost-effective power management option for chipsets from the Value Platform, while the PM6630 and PM6640 reinforce the Multimedia Platform of integrated solutions.

•	QCT further expanded its wireless reach by providing chipsets to data card providers for embedded modules in portable computing devices, with three embedded models currently available. The initial chipset utilized in the embedded modules was the MSM6500, allowing devices to utilize 1xEV-DO wireless broadband capabilities on laptops. Other customers have announced plans for both 1xEV-DO and HSDPA enabled-devices.
QUALCOMM Technology Licensing (QTL)
•	More than 130 major wireless equipment manufacturers are now licensed by QUALCOMM for CDMA2000 products.

•	More than 60 major wireless equipment manufacturers are now licensed by QUALCOMM for WCDMA and/or TD-SCDMA products.

•	Licensee information for the third quarter of fiscal 2005 as reported by licensees in the fourth quarter of fiscal 2005:
°	We estimate WCDMA royalties contributed approximately 41 percent of total royalties reported compared to approximately 26 percent in the year ago quarter and approximately 36 percent reported in the prior quarter.

°	Worldwide shipments of approximately 48 million CDMA2000 and WCDMA subscriber units at an average selling price of approximately $213 were reported.

°	Forty-six subscriber licensees reported sales of CDMA2000 1X products and 17 reported sales of WCDMA products.

°	Twelve infrastructure licensees reported sales of CDMA2000 1X products and 12 reported sales of WCDMA products.
QUALCOMM Wireless & Internet Group (QWI)
     QUALCOMM Internet Services (QIS)
•	As of September 2005, 56 wireless operators were offering BREW services in 29 countries, including customers acquired related to the ELATA acquisition. As of June 2005, BREW publishers and developers have earned more than $350 million to date from the sale of wireless applications and services developed for the BREW solution, compared to the more than $200 million announced in October 2004.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 11 of 22
•	Through September 2005, three operators, including ALLTEL, have entered into agreements to license the BREW uiOne user interface offering.

•	In August 2005, QUALCOMM completed the acquisition of ELATA, Ltd. (ELATA), a developer of mobile content delivery and device management software systems, for a total of approximately $57 million in cash. The acquisition of ELATA will enable QUALCOMM to offer a unified mobile content delivery system to operators who desire an enhanced framework for managing, delivering and marketing rich wireless content. The ELATA single service delivery framework has become part of QUALCOMM’s family of BREW product offerings and is being marketed under the brand name deliveryOne.
QUALCOMM Wireless Business Solutions (QWBS)
•	QWBS shipped nearly 11,000 satellite-based systems (OmniTRACS, EutelTRACS and TruckMAIL) in the fourth quarter of fiscal 2005 compared to nearly 13,900 in the fourth quarter of fiscal 2004 and approximately 13,800 in the third quarter of fiscal 2005. This brings the cumulative total satellite-based systems shipped worldwide to more than 566,000.

•	QWBS shipped nearly 17,500 terrestrial-based systems (OmniExpress, GlobalTRACS and T2 Untethered TrailerTRACS) in the fourth quarter of fiscal 2005 compared to nearly 4,900 terrestrial-based systems in the fourth quarter of fiscal 2004 and more than 19,600 terrestrial-based systems in the third quarter of fiscal 2005. This brings the cumulative total terrestrial-based systems shipped worldwide to more than 85,000.
Other
•	On August 11, 2005, QUALCOMM announced its intention to acquire Flarion Technologies, Inc. (Flarion), a developer of OFDMA technology. The acquisition of Flarion is intended to broaden QUALCOMM’s ability to effectively support operators who may prefer an OFDMA or hybrid OFDM/CDMA/WCDMA network alternative for differentiating their services.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 12 of 22
QUALCOMM Strategic Initiatives (QSI)
     MediaFLO USA
•	QUALCOMM and its partners announced the FLO Forum, a non-profit industry association that will work together to promote the development of FLO technology products and services. The FLO Forum, currently comprised of 24 members, will work with regional and global industry consortia, regulatory bodies and designated standards organizations in support of the open standardization of FLO technologies, and develop equipment compliance and certification processes for FLO products. A listing of current members can be found on the FLO Forum website at www.floforum.org.

•	MediaFLO conducted the first live, over-the-air demonstration of FLO technology delivering content to a mobile handset. FLO technology, a multicast innovation and key component of the MediaFLO Media Distribution System (MDS), is an air-interface technology designed to increase capacity and coverage and reduce cost for multimedia content delivery to mobile handsets. The demonstration featured over-the-air delivery and viewing of multiple channels of high quality (QVGA) wireless multimedia content, both streaming video and multicast packet data to a mobile handset.
Conference Call
QUALCOMM’s fourth quarter fiscal 2005 earnings conference call will be broadcast live on November 2, 2005 beginning at 2:30 p.m. (PST) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 2, 2005 beginning at approximately 4:30 p.m. (PST) through November 17, 2005 at 4:30 p.m. (PST). To listen to the replay, U.S. callers may dial (800) 633-8284 and international callers may dial (402) 977-9140. U.S. and international callers should use reservation number 21245580. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 13 of 22
Editor’s Note: if you would like additional information on QUALCOMM, please view the QUALCOMM press room at http://www.qualcomm.com/press/index.html .
QUALCOMM Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., QUALCOMM is included in the S&P 500 Index and is a 2005 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
Pro forma financial measurements are used by management to evaluate, assess and benchmark the Company’s operating results, and the Company believes that pro forma reporting represents relevant and useful information that is widely used by analysts, investors and other interested parties in its industry. The Company presents pro forma financial information excluding the QUALCOMM Strategic Initiatives (QSI) segment to facilitate evaluation of the Company’s ongoing core operating businesses, including QUALCOMM CDMA Technologies (QCT), QUALCOMM Technology Licensing (QTL) and QUALCOMM Wireless & Internet (QWI). QSI results relate to strategic investments for which the Company has exit strategies of varying durations. Management believes that the information excluding QSI presents a more representative view of the operating and liquidity performance of the Company because it excludes the effect of fluctuations in the values of investments that are unrelated to the Company’s operational performance.
The Company presents pro forma financial results for fiscal 2004 as though the New Method of recording royalties had been in effect throughout fiscal 2004 to facilitate evaluation by management, investors and analysts of the results for fiscal 2004 on a comparable basis to the Company’s current results, current guidance and future periods. The Company believes that this presentation is useful in evaluating its performance on a consistent and comparable basis.
The Company presents pro forma results for fiscal 2005 excluding one-time tax benefits related to fiscal 2004 to facilitate an understanding of its ongoing tax rate and after tax earnings. The Company believes that this presentation is useful in evaluating its performance on a consistent and comparable basis.
The Company present pro forma financial results for fiscal 2006 excluding share-based compensation under FAS 123R to facilitate evaluation by management, investors and other interested parties in its industry of core business operating results. The Company’s management uses this pro forma presentation to evaluate, assess and benchmark the Company’s operating results because share-based compensation is not an expense that requires or will require cash payment by the Company. The Company believes that this presentation is also useful to evaluate performance on a basis that is consistent and comparable with periods prior to the adoption of FAS 123R in the first quarter of fiscal 2006.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 14 of 22
The Company’s management uses pro forma cash flow information including marketable securities to analyze increases and decreases in certain of its liquid assets, comprised of cash, cash equivalents and marketable securities. Management views certain marketable securities as liquid assets available to fund operations, which result from cash management strategies designed to increase yields. However, these marketable securities do not meet the definition of cash equivalents in accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows” and must be excluded from the GAAP statements of cash flows. Since the GAAP statements of cash flows reconcile the Company’s beginning and ending cash and cash equivalents balances, the purchases and sales of marketable securities are presented as inflows and outflows. For internal analysis of the Company’s cash position, management does not view these transactions as inflows and outflows from the business, but as cash management transactions. If required, most of such investments could be settled relatively quickly as additional cash resources are needed. The Company believes that this non-GAAP presentation is a helpful measure of the Company’s liquidity.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, pro forma is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total QUALCOMM results and QUALCOMM pro forma results and total QUALCOMM cash flow and QUALCOMM pro forma changes in cash, cash equivalents and marketable securities are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of development, deployment and commercial acceptance of CDMA-based networks and CDMA-based technology, including CDMA2000 1X, 1xEV-DO and WCDMA, both domestically and internationally; our dependence on major customers and licensees; fluctuations in the demand for CDMA-based products, services or applications; foreign currency fluctuations; strategic loans, investments and transactions the Company has or may pursue; our dependence on third party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the Flarion acquisition; developments in current and future litigation, as well as the other risks detailed from time-to-time in the Company’s SEC reports.
###
QUALCOMM®, QUALCOMM Wireless Business Solutions®, Mobile Station Modem™, MSM™, FLO™, Clipcasting™, MediaFLO™, MSM6500™, MSM6550™, PM6620™, PM6630™, PM6640™, BREW®, uiOne™, iMoD™, TruckMAIL™, OmniTRACS®, OmniExpress®, GlobalTRACS®, T2™, LINQ™ and Untethered TrailerTRACS® are trademarks and/or service marks of QUALCOMM Incorporated. CDMA2000® is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 15 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 25, 2005
					Total
	Pro Forma		QSI		QUALCOMM
Revenues:
Equipment and services	$1,035		$—		$1,035
Licensing and royalty fees	525		—		525

	1,560		—		1,560

Operating expenses:
Cost of equipment and services revenues	441		—		441
Research and development	255		16		271
Selling, general and administrative	168		10		178

Total operating expenses	864		26		890

Operating income (loss)	696		(26)		670

Investment income (expense), net	117	(a)	(1	)(b)	116

Income (loss) before income taxes	813		(27)		786
Income tax (expense) benefit	(270	)(c)	22		(248	)(c)

Net income (loss)	$543		$(5)		$538

Earnings per common share:
Diluted	$0.32		$—		$0.32

Shares used in per share calculations:
Diluted	1,686		1,686		1,686

Supplemental Financial Data:
Operating Cash Flow	$964		$(19)		$945
Operating Cash Flow as a % of Revenue	62%				61%
Free Cash Flow(d)	$838		$(31)		$807
Free Cash Flow as a % of Revenue	54%				52%

(a)	Includes $71 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $9 million in net realized gains on investments and $43 million in gains on derivatives related to put options sold in connection with our stock repurchase program, partially offset by $6 million in other-than-temporary losses on marketable securities.

(b)	Includes $3 million in net realized gains on investments more than offset by $4 million in equity in losses of investees.

(c)	The fourth quarter of fiscal 2005 tax rates of 32% for total QUALCOMM and 33% for QUALCOMM pro forma are higher than the annual effective tax rate primarily as a result of $35 million expense related to the Company’s decision during the fourth quarter to repatriate on a one-time basis approximately $0.5 billion of qualifying foreign earnings as provided for under the American Jobs Creation Act of 2004.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is presented in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the three months ended September 25, 2005, included herein.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 16 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING FROM
PRO FORMA RESULTS TO TOTAL QUALCOMM RESULTS
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 25, 2005
			Tax		Total
	Pro Forma		Adjustments	QSI	QUALCOMM
Revenues:
Equipment and services	$3,744		$—	$—	$3,744
Licensing and royalty fees	1,929		—	—	1,929

	5,673		—	—	5,673

Operating expenses:
Cost of equipment and services revenues	1,645		—	—	1,645
Research and development	962		—	49	1,011
Selling, general and administrative	611		—	20	631

Total operating expenses	3,218		—	69	3,287

Operating income (loss)	2,455		—	(69)	2,386

Investment income, net	344	(a)	—	79 (b)	423

Income before income taxes	2,799		—	10	2,809
Income tax (expense) benefit	(829	)(c)	71	92	(666	)(c)

Net income	$1,970		$71	$102	$2,143

Earnings per common share:
Diluted	$1.16		$0.04	$0.06	$1.26

Shares used in per share calculations:
Diluted	1,694		1,694	1,694	1,694

Supplemental Financial Data:
Operating Cash Flow	$2,722		$—	$(36)	$2,686
Operating Cash Flow as a % of Revenue	48%				47%
Free Cash Flow(d)	$2,240		$—	$(130)	$2,110
Free Cash Flow as a % of Revenue	39%				37%

(a)	Includes $252 million in interest income related to cash, cash equivalents and marketable securities, which are not part of the Company’s strategic investment portfolio, $78 million in net realized gains on investments and $30 million in gains on derivatives primarily related to put options sold in connection with our stock repurchase program, partially offset by $13 million of other-than-temporary losses on marketable securities and $3 million in interest expense.

(b)	Includes $101 million in net realized gains on investments, $3 million in gains on derivative instruments and $3 million in interest income, partially offset by $28 million in equity in losses of investees.

(c)	The annual effective tax rate for fiscal 2005 for total QUALCOMM is approximately 24% and QUALCOMM pro forma is approximately 30%.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is presented in the Condensed Consolidated Statements of Cash Flows and Marketable Securities for the twelve months ended September 25, 2005, included herein.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 17 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended September 25, 2005
			Total
	Pro Forma	QSI	QUALCOMM
Earnings (losses) before taxes, depreciation, amortization and other adjustments (1)	$819	$(23)	$796
Working capital changes and taxes paid (2)	145	4	149

Net cash provided by operating activities	964	(19)	945

Capital expenditures	(126)	(12)	(138)

Free cash flow (Net cash provided by operating activities less capital expenditures)	838	(31)	807

Net additional share capital	150	—	150
Proceeds from put options	8	—	8
Dividends paid	(147)	—	(147)
Other investments and acquisitions, net of cash acquired	(59)	(1)	(60)
Other items, net	—	6	6
Changes in fair value and other changes to marketable securities	14	—	14
Marketable securities pending settlement	39	—	39
Transfer from QSI (3)	8	(8)	—
Transfer to QSI (4)	(35)	35	—

Net increase in cash, cash equivalents and marketable securities (5)	$816	$1	$817

(1) Reconciliation to GAAP:
Net income	$543	$(5)	$538
Non-cash adjustments (a)	216	(15)	201
Net realized gains on marketable securities and other investments	(10)	(3)	(13)
Net taxes paid	70	—	70

Earnings (losses) before taxes, depreciation, amortization and other adjustments	$819	$(23)	$796

(2) Reconciliation to GAAP:
Increase in cash resulting from changes in working capital	$215	$4	$219
Net taxes paid	(70)	—	(70)

Working capital changes and taxes paid	$145	$4	$149

(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$710	$—	$710
Plus: Net proceeds of marketable securities	53	1	54
Plus: Net increase in fair value and other changes to marketable securities	14	—	14
Plus: Net increase in marketable securities pending settlement	39	—	39

Net increase in cash, cash equivalents and marketable securities	$816	$1	$817

(a)   See detail on the following pages.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 18 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
THIS SCHEDULE IS TO ASSIST THE READER IN RECONCILING PRO FORMA CASH FLOWS FROM CASH,
CASH EQUIVALENTS AND MARKETABLE SECURITIES TO TOTAL QUALCOMM CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended September 25, 2005
		Tax		Total
	Pro Forma	Adjustments	QSI	QUALCOMM
Earnings (losses) before taxes, depreciation, amortization and other adjustments(1)	$2,899	$—	$(60)	$2,839
Working capital changes and taxes paid(2)	(177)	—	24	(153)

Net cash provided by operating activities	2,722	—	(36)	2,686

Capital expenditures	(482)	—	(94)	(576)

Free cash flow (Net cash provided by operating activities less capital expenditures)	2,240	—	(130)	2,110

Net additional share capital	386	—	—	386
Repurchase and retirement of common stock	(953)	—	—	(953)
Proceeds from put options	37	—	—	37
Dividends paid	(524)	—	—	(524)
Other investments and acquisitions, net of cash acquired	(236)	—	(13)	(249)
Other items, net	2	—	20	22
Changes in fair value and other changes to marketable securities	69	—	126	195
Marketable securities pending settlement	22	—	—	22
Transfer from QSI(3)	165	—	(165)	—
Transfer to QSI(4)	(177)	—	177	—

Net increase in cash, cash equivalents and marketable securities (5)	$1,031	$—	$15	$1,046

(1) Reconciliation to GAAP:
Net income	$1,970	$71	$102	$2,143
Non-cash adjustments(b)	839	(71)	(61)	707
Net realized gains on marketable securities and other investments	(78)	—	(101)	(179)
Net taxes paid	168	—	—	168

Earnings (losses) before taxes, depreciation, amortization and other adjustments	$2,899	$—	$(60)	$2,839

(2) Reconciliation to GAAP:
(Decrease) increase in cash resulting from changes in working capital	$(9)	$—	$24	$15
Net taxes paid	(168)	—	—	(168)

Working capital changes and taxes paid	$(177)	$—	$24	$(153)

(3) Cash from loan payments and sale of equity securities
(4) Funding for strategic debt and equity investments and other QSI operating expenses
(5) Reconciliation to GAAP cash flow statement:
Net increase in cash and cash equivalents (GAAP)	$856	$—	$—	$856
Plus: Net purchase (proceeds) of marketable securities	84	—	(111)	(27)
Plus: Net increase in fair value and other changes to marketable securities	69	—	126	195
Plus: Net increase in marketable securities pending settlement	22	—	—	22

Net increase in cash, cash equivalents and marketable securities	$1,031	$—	$15	$1,046

(b)   See detail on the following page.

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 19 of 22

QUALCOMM Incorporated
SUPPLEMENTAL DETAIL TO THE
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND MARKETABLE SECURITIES
(In millions)
(Unaudited)

		Three Months Ended September 25, 2005
				Total
		Pro Forma	QSI	QUALCOMM
(a)	Non-cash adjustments are comprised of:
	Depreciation and amortization	$55	$1	$56
	Gains on derivative instruments	(42)	—	(42)
	Other-than-temporary losses on marketable securities and other investments	6	1	7
	Equity in losses of investees	—	4	4
	Non-cash income tax expense (benefit)	201	(22)	179
	Other non-cash charges and (credits)	(4)	1	(3)

Total non-cash adjustments		$216	$(15)	$201

		Twelve Months Ended September 25, 2005
			Tax		Total
		Pro Forma	Adjustments	QSI	QUALCOMM
(b)	Non-cash adjustments are comprised of:
	Depreciation and amortization	$195	$—	$5	$200
	Gains on derivative instruments	(30)	—	(3)	(33)
	Other-than-temporary losses on marketable securities and other investments	13	—	1	14
	Equity in losses of investees	—	—	28	28
	Non-cash income tax expense (benefit)	661	(71)	(92)	498

Total non-cash adjustments		$839	$(71)	$(61)	$707

	Three Months Ended September 26, 2004
			Total
	Pro Forma	QSI	QUALCOMM
Net cash provided (used) by operating activities	$777	$(7)	$770
Capital expenditures	(139)	—	(139)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$638	$(7)	$631

	Twelve Months Ended September 26, 2004
			Total
	Pro Forma	QSI	QUALCOMM
Net cash provided (used) by operating activities	$2,480	$1	$2,481
Capital expenditures	(332)	—	(332)

Free cash flow (Net cash provided by operating activities less capital expenditures)	$2,148	$1	$2,149

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 20 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)

	September 25,	September 26,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$2,070	$1,214
Marketable securities	4,478	4,768
Accounts receivable, net	544	581
Inventories	177	154
Deferred tax assets	343	409
Other current assets	179	101

Total current assets	7,791	7,227
Marketable securities	2,133	1,653
Property, plant and equipment, net	1,022	675
Goodwill	571	356
Deferred tax assets	444	493
Other assets	518	416

Total assets	$12,479	$10,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$376	$286
Payroll and other benefits related liabilities	196	194
Unearned revenue	163	172
Other current liabilities	335	242

Total current liabilities	1,070	894
Unearned revenue	146	170
Other liabilities	144	92

Total liabilities	1,360	1,156

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 25, 2005 and September 26, 2004	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,640 and 1,635 shares issued and outstanding at September 25, 2005 and September 26, 2004, respectively	—	—
Paid-in capital	6,753	6,940
Retained earnings	4,328	2,709
Accumulated other comprehensive income	38	15

Total stockholders’ equity	11,119	9,664

Total liabilities and stockholders’ equity	$12,479	$10,820

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 21 of 22

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	September 25,	September 26,	September 25,	September 26,
	2005	2004	2005	2004
Revenues:
Equipment and services	$1,035	$954	$3,744	$3,514
Licensing and royalty fees	525	164	1,929	1,366

	1,560	1,118	5,673	4,880

Operating expenses:
Cost of equipment and services revenues	441	410	1,645	1,484
Research and development	271	208	1,011	720
Selling, general and administrative	178	138	631	547

Total operating expenses	890	756	3,287	2,751

Operating income	670	362	2,386	2,129

Investment income, net	116	69	423	184

Income from continuing operations before income taxes	786	431	2,809	2,313
Income tax expense	(248)	(44)	(666)	(588)

Income from continuing operations	538	387	2,143	1,725

Income (loss) from discontinued operations	—	6	—	(5)

Net income	$538	$393	$2,143	$1,720

Basic earnings per common share from continuing operations	$0.33	$0.24	$1.31	$1.07
Basic loss per common share from discontinued operations	—	—	—	(0.01)

Basic earnings per common share	$0.33	$0.24	$1.31	$1.06

Diluted earnings per common share from continuing operations	$0.32	$0.23	$1.26	$1.03
Diluted loss per common share from discontinued operations	—	—	—	—

Diluted earnings per common share	$0.32	$0.23	$1.26	$1.03

Shares used in per share calculations:
Basic	1,634	1,630	1,638	1,616

Diluted	1,686	1,692	1,694	1,675

Dividends per share paid	$0.09	$0.07	$0.32	$0.19

Dividends per share announced	$0.09	$0.07	$0.32	$0.19

QUALCOMM Announces Fourth Quarter and Fiscal 2005 Results	Page 22 of 22

QUALCOMM Incorporated
Reconciliation of Pro Forma Results to GAAP Results
for 2004 Periods for Comparative Purposes

	Three months ended	Year ended
(in millions, except per share data)	September 26,	September 26,
	2004	2004
Prior Method of Recording Royalties
Estimate of estimated licensees for prior period	$253	$151
Royalties reported by estimated licensees for prior period	255	208

Prior period variance included in reporting period	2	57
Other royalties reported in reporting period	99	1,084
Estimate for estimated licensees for current period	—	—

Total QTL royalty revenues from external licensees	101	1,141
Intercompany revenue	36	132
License revenue	14	59

Total QTL GAAP revenue (including prospective change to New Method in Q4 ‘04)	$151	$1,331

New Method of Recording Royalties
Total royalties reported by external licensees (a)	$354	$1,292
Intercompany revenue	36	132
License revenue	14	59

Total QTL revenue using New Method	$404	$1,483

Difference between the methods	$(253)	$(151)

QTL GAAP earnings before tax (including prospective change to New Method in Q4’04)	$111	$1,195
Less: Difference between the royalty methods	$(253)	$(151)

QTL earnings before tax using New Method	$364	$1,346

Total QCOM revenues as reported under GAAP	$1,118	$4,880
Less: Difference between the royalty methods	(253)	(151)

Total QCOM revenues using New Method	1,371	5,031
Total QCOM revenues and QCOM pro forma revenues	$1,371	$5,031

TOTAL QCOM earnings from continuing operations before taxes as reported under GAAP	$431	$2,313
Less: Earnings from continuing operations before taxes attributed to difference between the royalty methods	$(253)	$(151)

Total QCOM earnings from continuing operations before taxes using New Method	$684	$2,464
Less: QSI earnings from continuing operations before taxes (c)	$11	$(31)
QCOM pro forma earnings from continuing operations before taxes (c)	$673	$2,495

TOTAL QCOM net income as reported under GAAP	$393	$1,720
Less: Net income attributed to difference between the royalty methods (b)	(154)	(92)

Total QCOM net income using New Method	547	1,812
Less: QSI net income (loss) (c)	48	12
QCOM pro forma net income (c)	$499	$1,800

QCOM diluted EPS as reported under GAAP	$0.23	$1.03

EPS attributed to difference between the royalty methods	$(0.09)	$(0.06)

Total QCOM diluted EPS using New Method	$0.32	$1.08
EPS attributed to QSI (c)	$0.03	$0.01
QCOM pro forma diluted EPS (c)	$0.30	$1.07

Shares used for diluted EPS	1,692	1,675

(a)	Represents royalty revenue that would have been reported during the period if the “New Method” had been adopted retroactively. Does not represent royalty revenue recognized under GAAP in these periods.

(b)	QTL’s rounded effective tax rate was 39% in fiscal 2004 .

(c)	During the first quarter of 2005, the Company reorganized its MediaFLO USA business into the QSI segment. The operating expenses related to the MediaFLO USA business were included in reconciling items through the end of fiscal 2004. Prior period segment information has been adjusted to conform to the new segment presentation.
QTL revenues as reported under GAAP and using the New Method are presented to illustrate the difference between the Prior Method used for royalties prior to the fourth quarter of fiscal 2004 and the New Method implemented starting in the fourth quarter of fiscal 2004.
Sums may not equal totals due to rounding.